Item 1.         Description of Registrant's Securities to be Registered.

        The description of the Certificates to be registered hereunder is set forth under the captions entitled: “Summary”; “Risk Factors”; “Description of the Certificates”; “Certain ERISA Considerations”; and “Certain Federal Income Tax Considerations” in Registrant’s Prospectus Supplement dated December 15, 2000, and “Risk Factors” and “Description of Certificates” in Registrant’s Prospectus, dated May 13, 1999, which description is incorporated herein by reference.

Item 2.         Exhibits.

            1.      Certificate of Incorporation of Structured Products Corp. is set forth as Exhibit 3.1 to the Registration Statement on Form S-3 and is incorporated herein by reference.

            2.      By-laws, as amended, of Structured Products Corp. are set forth as Exhibit 3.2 to the Registration Statement and are incorporated herein by reference.

            3.      Form of Trust Agreement is set forth as Exhibit 4.3 to the Registration Statement and is incorporated herein by reference.

            4.      Form of the Prospectus is attached to the Registration Statement and is incorporated herein by reference.

            5.      Form of the Prospectus Supplement dated December 15, 2000 which was filed with the Securities and Exchange Commission on January 4, 2001, pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended, and is incorporated herein by reference.

            6.      Form of CorTS(R)Supplement 2000-1, dated as of December 15, 2000.

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SIGNATURE

            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                    STRUCTURED PRODUCTS CORP.
Date: January 10, 2001

                                    By:  /s/ Matthew R. Mayers
                                         ---------------------
                                         Authorized Signatory

EXECUTION COPY

CorTS(R)SUPPLEMENT 2000-1

between

STRUCTURED PRODUCTS CORP., as Depositor

and

U.S. BANK TRUST NATIONAL ASSOCIATION, as Trustee

Credit-Enhanced CorTS(R)Trust For Aon Capital A

                              TABLE OF CONTENTS

                                                                            Page

Preliminary Statement........................................................1

Section 1.  Certain Defined Terms............................................1

Section 2.  Creation and Declaration of Trust; Grant of

Section 5.   Certificate Principal Balance and Denominations;

Exhibit A   --....Identification of the Term Assets as of Closing Date
Exhibit B   --....Terms of the Certificates as of Closing Date
Exhibit C   --....Form of Certificates
CorTS® SUPPLEMENT 2000-1, dated as of December 15, 2000 (this “Series Supplement”), between STRUCTURED PRODUCTS CORP., a Delaware corporation, as depositor (the “Depositor”), and U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”).

PRELIMINARY STATEMENT

        Pursuant to the Base Trust Agreement, dated as of December 15, 2000 (as supplemented pursuant to the Series Supplement, the "Agreement"), between the Depositor and the Trustee, such parties may at any time and from time to time enter into a series supplement supplemental to the Agreement for the purpose of creating a trust. Section 5.13 of the Agreement provides that the Depositor may at any time and from time to time direct the Trustee to authenticate and deliver, on behalf of any such trust, a new Series of trust certificates. Each trust certificate of such new Series of trust certificates will represent a fractional undivided beneficial interest in such trust. Certain terms and conditions applicable to each such Series are to be set forth in the related series supplement to the Agreement.

        Pursuant to this Series Supplement, the Depositor and the Trustee shall create and establish a new trust to be known as Credit-Enhanced CorTS(R) Trust For Aon Capital A, and a new Series of trust certificates to be issued thereby, which certificates shall be known as the Credit-Enhanced CorTS(R) Certificates, and the Depositor and the Trustee shall herein specify certain terms and conditions in respect thereof.

         The Certificates shall be Fixed Rate Certificates issued in one Class (the "Certificates").

        On behalf of and pursuant to the authorizing resolutions of the Board of Directors of the Depositor, an authorized officer of the Depositor has authorized the execution, authentication and delivery of the Certificates, and has authorized the Agreement and this Series Supplement in accordance with the terms of Section 5.13 of the Agreement.

        Section 1     Certain Defined Terms. (a) All terms used in this Series Supplement that are defined in the Agreement, either directly or by reference therein, have the meanings assigned to such terms therein, except to the extent such terms are defined or modified in this Series Supplement or the context requires otherwise. The Agreement also contains rules as to usage which shall be applicable hereto.

        (b) Pursuant to Article I of the Agreement, the meaning of certain defined terms used in the Agreement shall, when applied to the trust certificates of a particular Series, be as defined in Article I but with such additional provisions and modifications as are specified in the related series supplement. With respect to the Certificates, the following definitions shall apply:

        " Acceleration" The acceleration of the maturity of the Term Assets after the occurrence of any default on the Term Assets other than a Payment Default.

        "Business Day": Any day other than a Saturday, Sunday or a day on which banking institutions in New York, New York are authorized or obligated by law, executive order or governmental decree to be closed.

        " Certificateholder" or "Holder": With respect to any Certificate, the Holder thereof.

.

        " Certificateholders" or "Holders": The Holders of the Certificates.

        " Closing Date ": December 15, 2000.

        "Certificate Account": With respect to this Series, the Eligible Account established and maintained by the Trustee in its corporate trust department in the Trustee's name for the benefit of the related Certificateholders, into which (i) all payments made on or with respect to the related Term Assets, (ii) the Credit Event Payment Amount (as defined herein) and (iii) any interest earned on Permitted Investments will be deposited.

        "Collection Period": The period from (but excluding) the preceding Distribution Date (or, in the case of the first Distribution Date, from and including the Closing Date), through and including the current Distribution Date.

        "Corporate Trust Office": U.S. Bank Trust National Association, 100 Wall Street, Suite 1600, New York, New York 10005, Attention: Corporate Trust or such other corporate trust office as the Trustee shall designate in writing to the Depositor and the Certificateholders.

        "Credit Event": Credit Event shall have the meaning specified in Section 10(m) of this Series Supplement.

        "Credit Event Payment Amount": Credit Event Payment Amount shall have the meaning specified in Section 10(m) of this Series Supplement.

        "Depositary ": The Depository Trust Company.

        "Distribution Date": Any Scheduled Distribution Date, the Maturity Date or any Term Assets Default Distribution Date or any Term Assets Redemption Distribution Date.

        "Extension Period": The period, up to ten (10) consecutive semiannual interest distribution dates on the Term Assets, but not to extend beyond January 1, 2027, in which Aon Corporation, and consequently the Term Assets Issuer, defers distributions on the Term Assets.

        "Fixed Payment": Each equal semiannual installment of interest payable on the Term Assets on each January 1 and July 1, which commenced July 1, 1997 through and including January 1, 2027.

        "Interest Collections": With respect to any Distribution Date, all payments received by the Trustee, during the Collection Period ending on such Scheduled Distribution Date, in respect of (i) interest on the Term Assets and (ii) penalties or other amounts required to be paid because of late payments on the Term Assets.

        "Investment Company Event": Investment Company Event means the receipt by the Term Assets Issuer of an opinion of counsel experienced in such matters to the effect that, as a result of a change in law or regulation or change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, the Term Assets Issuer is or will be considered an investment company that is required to be registered under the Investment Company Act of 1940, as amended, which change becomes effective on or after January 13, 1997.

        "Investment Company Event Redemption": Investment Company Event Redemption shall have the meaning specified in Section 10(h) of this Series Supplement.

        "Junior Subordinated Debentures": Means the 8.205% Junior Subordinated Deferrable Interest Debentures due on the Maturity Date issued by Aon Corporation which are owned by the Term Assets Issuer.

        "Maturity Date": January 1, 2027.

        "Payment Default": A default by the Term Assets Issuer in the payment of any amount due on the Term Assets after the same becomes due and payable (and the expiration of any applicable grace period on the Term Assets).

        "Permitted Investments": Interest-bearing demand deposits (in United States Dollars) of depository institutions or trust companies incorporated under the laws of the United States of America or any state thereof (or domestic branches of foreign banks) and subject to supervision and examination by federal or state banking or depository institution authorities; provided that at the time of the Trust's investment or contractual commitment to invest therein, the short-term debt rating of such depository institution or trust company shall be in the highest investment category of each Rating Agency.

        "Place of Distribution": New York, New York.

        "Rating Agency": Each of Moody's Investors Service, Inc. ("Moody's"), and Standard & Poor's Ratings Services ("S&P"), a division of The McGraw-Hill Companies, Inc., and any successor to either of the foregoing. References to "the Rating Agency" in the Agreement shall be deemed to be each such credit rating agency.

        "Record Date": With respect to any Distribution Date, the day immediately preceding such Distribution Date.

        "Scheduled Distribution Date": The first day of each January and July or, if any such day is not a Business Day, then the immediately following Business Day, commencing January 1, 2001, through and including January 1, 2027; provided, however, that payment on each Scheduled Distribution Date shall be subject to prior payment of interest or principal, as applicable, on the Term Assets.

        "Specified Currency": United States Dollars.

        "Tax Event": Tax Event means the receipt by Aon Corporation or the Term Assets Issuer of an opinion of a nationally recognized independent tax counsel experienced in such matters to the effect that, as a result of any amendment to or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after January 13, 1997, there is more than an insubstantial risk that (a) the Term Assets Issuer is, or will be within 90 days of the date thereof, subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, (b) interest payable by Aon Corporation on the Junior Subordinated Debentures is not, or within 90 days of the date thereof will not be, deductible by Aon Corporation for United States federal income tax purposes, or (c) the Term Assets Issuer is, or will be within 90 days of the date thereof, subject to more than a de minimis amount of other taxes, duties, assessments or other governmental charges.

        "Tax Event Redemption": Tax Event Redemption shall have the meaning specified in Section 10(h) of this Series Supplement.

        "Term Assets": As of the Closing Date, $30,000,000 aggregate principal amount of 8.205% Capital Securities issued by the Term Assets Issuer, sold to the Trust by the Depositor and identified on Exhibit A hereto. Additional Term Assets may also be sold to the Trust from time to time pursuant to Section 5 of this Series Supplement.

        "Term Assets Default Distribution Date": The date on which the Trustee makes a distribution of the proceeds received in connection with a recovery on the Term Assets (in the case of Payment Default, after deducting any costs incurred in connection therewith) following a Payment Default or an Acceleration or other default with respect to the Term Assets.

        "Term Assets Issuer": Aon Capital A, the sole asset of which is the Junior Subordinated Debentures.

        "Term Assets Payment Date": Unless the Extension Period is in effect, the first day of each January and July, which commenced July 1, 1997 and ending on January 1, 2027; provided, however, that if any Term Assets Payment Date would otherwise fall on a day that is not a Business Day, such Term Assets Payment Date will be the following Business Day.

        "Term Assets Prospectus": The prospectus of the Term Assets Issuer, dated March 28, 1997, with respect to the Term Assets.

        "Term Assets Redemption Distribution Date": The date on which the Trustee makes a distribution of the proceeds received upon a redemption of Term Assets in accordance with their terms.

        "Term Assets Trustee": The trustee for the Term Assets.

        "Trust": Credit-Enhanced CorTS(R)Trust For Aon Capital A.

        "Trust Termination Event": (a) the payment in full at maturity or upon early redemption of the Certificates or (b) the distribution of the proceeds received upon a recovery on the Term Assets (in the case of Payment Default, after deducting the costs incurred in connection therewith) after a Payment Default or an Acceleration thereof (or other default with respect to the Term Assets).

        "Voting Rights": The Certificateholders shall have 100% of the total Voting Rights with respect to the Certificates, which Voting Rights shall be allocated among all Holders of Certificates in proportion to the principal balances held by such Holders on any date of determination.

        Section 2 ;   Creation and Declaration of Trust; Grant of Term Assets; Acceptance by Trustee. (a) The Trust, of which the Trustee is the trustee, is hereby created under the laws of the State of New York for the benefit of the holders of the Certificates. The Trust shall be irrevocable.

        (b)    The Depositor, concurrently with the execution and delivery hereof and pursuant to Section 2.1 of the Agreement, has delivered or caused to be delivered to the Trustee the Term Assets.

        (c)    The Depositor does hereby sell, transfer, assign, set over and otherwise convey to the Trustee on behalf and for the benefit of the holders of the Certificates and the Trust, without recourse, the Term Assets. The Trustee shall pay the purchase price for the Term Assets by paying to, or at the direction of, the Depositor, an amount equal to $28,455,000 on the Closing Date, making the payment identified in Section 10(l) of this Series Supplement and, if no Credit Event occurs, making the payment identified in Section 10(m) of this Series Supplement.

        (d)    The Depositor does hereby direct the Trustee to issue and deliver all of the Certificates to Salomon Smith Barney Inc. in exchange for an amount equal to $29,055,000 to be paid to the Trustee. The Trustee, concurrently with the execution and delivery hereof, has delivered all of the Certificates to Salomon Smith Barney Inc. and has received the payment required to be made.

        The Trustee hereby (i) acknowledges such sale, deposit and delivery, pursuant to subsections (b), (c) and (d) above, and receipt by it of the Term Assets, (ii) accepts the trusts created hereunder in accordance with the provisions hereof and of the Agreement but subject to the Trustee's obligation, as and when the same may arise, to make any payment or other distribution of the assets of the Trust as may be required pursuant to this Series Supplement, the Agreement and the Certificates, and (iii) agrees to perform the duties herein or therein required and any failure to receive reimbursement of expenses and disbursements under Section 13 hereof shall not release the Trustee from its duties herein or therein.

        Section 3    Designation. There is hereby created a Series of trust certificates to be issued pursuant to the Agreement and this Series Supplement to be known as the “Credit-Enhanced CorTS® Certificates.” The Certificates shall be issued in one class, in the amount set forth in Section 5. The Certificates shall be issued in substantially the form set forth in Exhibit C to this Series Supplement with such necessary or appropriate changes as shall be approved by the Depositor and the Trustee, such approval to be manifested by the execution and authentication thereof by the Trustee. The Certificates shall evidence undivided ownership interests in the assets of the Trust, subject to the liabilities of the Trust and shall be payable solely from payments or property received by the Trustee on or in respect of the Term Assets.

        Section 4    Date of the Certificates. The Certificates that are authenticated and delivered by the Trustee to or upon Depositor Order on the Closing Date shall be dated the Closing Date. All other Certificates that are authenticated after the Closing Date for any other purpose under the Agreement shall be dated the date of their authentication.

        Section 5 ......Certificate Principal Balance and Denominations; Additional Term Assets. On the Closing Date, up to 1,200,000 Certificates with a Certificate Principal Balance of $30,000,000 may be authenticated and delivered under the Agreement and this Series Supplement. The Certificate Principal Balance shall initially equal the principal amount of Term Assets sold to the Trustee and deposited in the Trust. Such Certificate Principal Balance shall be calculated without regard to Certificates authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Certificates pursuant to Sections 5.3, 5.4 or 5.5 of the Agreement. The Depositor may sell to the Trustee additional Term Assets on any date hereafter upon at least five (5) Business Days notice to the Trustee and upon (i) satisfaction of the Rating Agency Condition and (ii) delivery of an Opinion of Counsel to the effect that the sale of such additional Term Assets will not materially increase the likelihood that the Trust would fail to qualify as a grantor trust under the Code. Upon such sale to the Trustee, the Trustee shall deposit such additional Term Assets in the Certificate Account, and shall authenticate and deliver to the Depositor, or its order, Certificates in a Certificate Principal Balance, or cash in an amount, equal to the principal amount of such additional Term Assets. Any such additional Certificates authenticated and delivered shall rank pari passu with any Certificates previously issued in accordance with this Series Supplement.

        Section 6    Currency of the Certificates. All distributions on the Certificates will be made in the Specified Currency.

        Section 7    Form of Securities. The Trustee shall execute and deliver the Certificates in the form of one or more global certificates registered in the name of DTC or its nominee.

         Section 8   RESERVED.

        Section 9    Certain Provisions of Base Trust Agreement Not Applicable. The provisions of Sections 2.3, 3.2, 3.3, 3.4, 3.5, 3.6, 3.8, 3.10, 3.11, 3.12, 5.16, 5.17, 6.1(c) through (e), 6.6 and 9.1 of the Base Trust Agreement, dated as of December 15, 2000, and any other provision of the Base Trust Agreement, dated as of December 15, 2000, which imposes obligations on, or creates rights in favor of, the Trustee or the Certificateholders as a result of or in connection with an “Event of Default” or “Administrative Agent Termination Event” shall be inapplicable with respect to the Certificates. In addition, there is no “Administrative Agent” specified herein and all references to “Administrative Agent” in the Base Trust Agreement, dated as of December 15, 2000, therefore shall be inapplicable with respect to the Certificates.

         Section 10   DISTRIBUTIONS.

        (a) On each Scheduled Distribution Date, the Trustee shall distribute the related Fixed Payment, to the extent of Interest Collections, and on the Maturity Date shall distribute the principal balance of the Certificates to the Holders of the Certificates, to the extent the principal of the Term Assets is received by the Trustee on such date; provided, however, if any such payment with respect to the Term Assets is made to the Trustee after the Term Assets Payment Date on which such payment was due, the Trustee shall distribute such amount received on the Business Day following such receipt. In the event the Extension Period is in effect, interest on the Certificates will continue to accrue to the extent interest on the Junior Subordinated Debentures continues to so accrue, at a rate of 8.205% per annum, compounded semi-annually, but the Trustee shall not be required to make any distributions on the Certificates until the next Scheduled Distribution Date following the end of the Extension Period.

        (b) In the event of a Payment Default, the Trustee shall proceed against the Term Assets Issuer on behalf of the Certificateholders to enforce the Term Assets or otherwise to protect the interests of the Certificateholders, subject to the receipt of indemnity in form and substance satisfactory to the Trustee; provided that, holders of the Certificates representing a majority of the Voting Rights on the Certificates will be entitled to direct the Trustee in any such proceeding or direct the Trustee to sell the Term Assets, subject to the Trustee’s receipt of satisfactory indemnity. If the Trustee is directed to sell the Term Assets, the Trustee shall solicit bids for the sale of the Term Assets with settlement thereof on or before the third (3rd) Business Day after such sale from three leading dealers in the relevant market. Any of the following dealers shall be deemed to qualify as leading dealers: (1) Credit Suisse First Boston Corporation, (2) Goldman, Sachs & Co., (3) Lehman Brothers Inc., (4) Merrill Lynch, Pierce, Fenner & Smith Incorporated, (5) UBS Securities LLC and (6) Salomon Smith Barney Inc.; provided, however, that no bid from Salomon Smith Barney Inc. or any affiliate thereof shall be accepted unless such bid equals the then fair market value of such Term Assets. The Trustee shall not be responsible for the failure to obtain a bid so long as it has made reasonable efforts to obtain bids. If a bid for the sale of the Term Assets has been accepted by the Trustee but the sale has failed to settle on the proposed settlement date, the Trustee shall request new bids from such leading dealers. In the event of an Acceleration and a corresponding payment on the Term Assets, the Trustee shall distribute the proceeds to the Certificateholders no later than two Business Days after the receipt of immediately available funds.

        (c) In the event that the Trustee receives money or other property in respect of the Term Assets (other than a scheduled payment on or with respect to an interest payment date) as a result of a Payment Default on the Term Assets (including from the sale thereof), the Trustee will promptly give notice as provided in Section 18(c) to the Depositary, or for any Certificates which are not then held by DTC or any other depository, directly to the registered holders of the Certificates then outstanding and unpaid. Such notice shall state that, not later than 30 days after the receipt of such moneys or other property, the Trustee will allocate and distribute such moneys or other property to the holders of Certificates then outstanding and unpaid, pro rata by principal amount (after deducting the costs incurred in connection therewith and subject to clause (l) of this Section 10). Property other than cash will be liquidated by the Trustee, and the proceeds thereof distributed in cash, only to the extent necessary to avoid distribution of fractional securities to Certificateholders. In-kind distribution of Term Assets to Certificateholders will be deemed to reduce the principal amount of Certificates on a dollar-for-dollar basis. Following such in kind distribution, all Certificates will be cancelled. Other than as provided in clause (l) below, no amounts will be distributed to the Depositor in respect of the Term Assets.

        (d) Distributions to the Certificateholders on each Distribution Date will be made to the Certificateholders of record on the Record Date.

        (e) All distributions to Certificateholders shall be allocated pro rata among the Certificates based on their respective principal balances as of the Record Date.

        (f) Notwithstanding any provision of the Agreement to the contrary, to the extent funds are available, the Trustee will initiate payment in immediately available funds by 10:00 A.M. (New York City time) on each Distribution Date of all amounts payable to each Certificateholder with respect to any Certificate held by such Certificateholder or its nominee (without the necessity for any presentation or surrender thereof or any notation of such payment thereon) in the manner and at the address as each Certificateholder may from time to time direct the Trustee in writing fifteen days prior to such Distribution Date requesting that such payment will be so made and designating the bank account to which such payments shall be so made. The Trustee shall be entitled to rely on the last instruction delivered by the Certificateholder pursuant to this Section 10(f) unless a new instruction is delivered fifteen (15) days prior to a Distribution Date.

        (g) Upon receipt by the Trustee of a notice that all or a portion of the Term Assets are to be redeemed, the Trustee shall select by lot an equal principal amount of Certificates for redemption and establish the Term Assets Redemption Distribution Date. Notice of such redemption shall be given by the Trustee to the registered Certificateholders not less than fifteen (15) days prior to the Term Assets Redemption Distribution Date by mail to each registered Certificateholder at such registered Certificateholder’s last address on the register maintained by the Trustee, provided, however, that the Trustee shall not be required to give any notice of redemption prior to the third business day after the date it receives notice of such redemption. The redemption price pursuant to a Tax Event Redemption (as defined below) or an Investment Company Event Redemption (as defined below) is set forth below in Section 10(h) of this Series Supplement.

        (h) For informational purposes only, the Term Assets as originally issued are redeemable, in whole but not in part, if a Tax Event or an Investment Company Event occurs and is continuing. Within 90 days following the occurrence of such Tax Event or Investment Company Event, Aon Corporation will have the right to prepay the Junior Subordinated Debentures in whole but not in part and therefore cause a mandatory redemption of the Term Assets (such redemption, a “Tax Event Redemption” or an “Investment Company Event Redemption,” respectively). The redemption price in the case of a Tax Event Redemption or an Investment Company Event Redemption will be equal to the greater of (i) 100% of the principal amount of the Term Assets or (ii) the sum of the present value of 100% of the principal amount that would be payable on January 1, 2027, together with the present values of scheduled payments of interest from the redemption date to January 1, 2027, in each case discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a certain treasury rate plus 50 basis points, plus, in each case, accrued interest on the Term Assets to the date of redemption.

        (i) In the event the Junior Subordinated Debentures are distributed to the Trust as a result of the liquidation of the Term Assets Issuer, such distribution will not cause the Certificates to be redeemed. Instead, the Trust will hold the Junior Subordinated Debentures for the Certificateholders in accordance with the terms hereof and the Agreement.

        (j) The holder of a Certificate which is redeemed will receive, on the Term Assets Redemption Distribution Date, a payment equal to its pro rata share of the distributions made on the Term Assets pursuant to a Tax Event Redemption or an Investment Company Event Redemption as set forth above.

        (k) The rights of the Certificateholders to receive distributions in respect of the Certificates, and all interests of the Certificateholders in such distributions, shall be as set forth in this Series Supplement. The Trustee shall in no way be responsible or liable to the Certificateholders nor shall any Certificateholder in any way be responsible or liable to any other Certificateholder in respect of amounts previously distributed on the Certificates based on their respective principal balances.

        (l) On the Closing Date, as partial payment for the Term Assets, the Trustee shall pay to, or at the direction of, the Depositor an amount equal to $28,455,000. On January 1, 2001, as an additional payment of the purchase price for the Term Assets, the Trustee shall pay to the Depositor the amount of the interest accrued on the Term Assets from July 1, 2000 to but not including the Closing Date, which amount equals $1,121,350. In the event the Depositor is not paid such accrued interest on such date, the Depositor shall have a claim for the amount specified in the preceding sentence and shall share pari passu with Certificateholders to the extent of such claim in the proceeds from the sale of the Term Assets.

        (m)...If S&P downgrades its rating of the Term Assets below "A-" or if Moody's downgrades its rating of the Term Assets below "a3" (if the Term Assets continue to be rated by Moody's "preferred" ratings scale) or "Baa1" (if the Term Assets are then rated by Moody's "debt" ratings scale), in each case on or prior to December 31, 2001 (such downgrade, the "Credit Event"), then the Trustee shall, within fifteen (15) Business Days of the Credit Event, make a one-time pro rata distribution of $600,000 (such amount, the "Credit Event Payment Amount") plus all interest, if any, earned on Permitted Investments to the Certificateholders. If no such Credit Event occurs on or prior to December 31, 2001, then the Trustee shall, by January 15, 2002, pay the Credit Event Payment Amount, plus all interest, if any, earned on Permitted Investments, to the Depositor as payment of the balance of the purchase price for the Term Assets.

        (n)...On the Closing Date, the Trustee shall deposit an amount equal to the Credit Event Payment Amount into the Certificate Account and shall invest such amount in one or more Permitted Investments. The Trustee shall, consistent with any notice required to be given under such a Permitted Investment, demand that payment thereon be made so that the Trustee may make any payment required by it pursuant to Section 10(m) of this Series Supplement.

        It is the intent of the Trustee and the Depositor that the Certificate Account shall be a securities account of the Trustee and not an account of the Depositor. Each Permitted Investment that constitutes investment property shall be held by the Trustee through a securities intermediary, which securities intermediary shall agree with the Trustee that (A) such investment property at all times shall be credited to a securities account of the Trustee, (B) all property credited to such securities account shall be treated as a financial asset, (C) such securities intermediary shall treat the Trustee as entitled to exercise the rights that comprise each financial asset credited to such securities account, (D) such securities intermediary shall comply with entitlement orders originated by the Trustee without the further consent of any other person or entity, (E) such securities intermediary shall not agree with any person or entity other than the Trustee to comply with entitlement orders originated by any person or entity other than the Trustee, (F) such securities account and all property credited thereto shall not be subject to any lien, security interest, right of set-off, or encumbrance in favor of such securities intermediary or anyone claiming through such securities intermediary (other than the Trustee), and (G) such agreement between such securities intermediary and the Trustee shall be governed by the laws of the State of New York. Each Permitted Investment that does not constitute investment property shall be held by the Trustee in the State of New York. Each term used in the preceding two sentences and defined in the New York Uniform Commercial Code shall have the meaning set forth in the New York Uniform Commercial Code.

         Section 11   TERMINATION OF TRUST. (a) The Trust shall terminate upon the occurrence of any Trust Termination Event.

         (b) Except for any reports and other information required to be provided to Certificateholders hereunder and under the Agreement and except as otherwise specified herein and therein, the obligations of the Trustee will terminate upon the distribution to Certificateholders of all amounts required to be distributed to them and the disposition of all Term Assets held by the Trustee. The Trust shall thereupon terminate, except for surviving rights of indemnity.

        Section 12    LIMITATION OF POWERS AND DUTIES. (a) The Trustee shall administer the Trust and the Term Assets solely as specified herein and in the Agreement.

        (b) The Trust is constituted solely for the purpose of acquiring and holding the Term Assets and the Permitted Investments. The Trustee is not authorized to acquire any other investments or engage in any activities not authorized herein and, in particular, unless expressly provided in the Agreement, the Trustee is not authorized (i) to sell, assign, transfer, exchange, pledge, set-off or otherwise dispose of any of the Term Assets, once acquired, or interests therein, including to Certificateholders, (ii) to merge or consolidate the Trust with any other entity, or (iii) to do anything that would materially increase the likelihood that the Trust will fail to qualify as a grantor trust for United States federal income tax purposes. In addition, the Trustee has no power to create, assume or incur indebtedness or other liabilities in the name of the Trust other than as contemplated herein and in the Agreement.

        (c) The parties acknowledge that the Trustee, as the holder of the Term Assets, has the right to vote and give consents and waivers in respect of the Term Assets and enforce the other rights, if any, of a holder of the Term Assets, except as otherwise limited by the Agreement or this Series Supplement. In the event that the Trustee receives a request from the Term Assets Trustee, the Term Assets Issuer or, if applicable, the Depositary with respect to the Term Assets, for the Trustee’s consent to any amendment, modification or waiver of the Term Assets, or any document relating thereto, or receives any other solicitation for any action with respect to the Term Assets, the Trustee shall within two Business Days mail a notice of such proposed amendment, modification, waiver or solicitation to each Certificateholder of record as of the date of such request. The Trustee shall request instructions from the Certificateholders as to what action to take in response to such request and shall be protected in taking no action if no direction is received. Except as otherwise provided herein, the Trustee shall consent or vote, or refrain from consenting or voting, in the same proportion (based on the principal balances of the Certificates) as the Certificates of the Trust were actually voted or not voted by the Holders thereof as of the date determined by the Trustee prior to the date such vote or consent is required; provided, however, that, notwithstanding anything to the contrary in the Agreement or this Series Supplement, the Trustee shall at no time vote in favor of or consent to any matter (i) which would alter the timing or amount of any payment on the Term Assets (including, without limitation, any demand to accelerate the Term Assets) or (ii) which would result in the exchange or substitution of any Term Asset pursuant to a plan for the refunding or refinancing of such Term Asset, except in each case with the unanimous consent of the Certificateholders and subject to the requirement that such vote would not materially increase the likelihood that the Trust will fail to qualify as a grantor trust for federal income tax purposes, such determination to be based solely on an Opinion of Counsel. The Trustee shall have no liability for any failure to act or to refrain from acting resulting from the Certificateholders’ late return of, or failure to return, directions requested by the Trustee from the Certificateholders.

        (d) Notwithstanding any provision of the Agreement to the contrary, the Trustee may require from the Certificateholders prior to taking any action at the direction of the Certificateholders, an indemnity agreement of a Certificateholder or any of its Affiliates to provide for security or indemnity against the costs, expenses and liabilities the Trustee may incur by reason of any such action. An unsecured indemnity agreement, if acceptable to the Trustee, shall be deemed to be sufficient to satisfy such security or indemnity requirement.

        (e) Notwithstanding any provision of the Agreement to the contrary, the Trustee shall act as the sole Authenticating Agent, Paying Agent, and Registrar.

         Section 13    Compensation of Trustee. The Trustee shall be entitled to receive from the Depositor as compensation for the Trustee’s services hereunder, trustee’s fees pursuant to a separate agreement between the Trustee and the Depositor, and shall be reimbursed for all reasonable expenses, disbursements and advances incurred or made by the Trustee (including the reasonable compensation, disbursements and expenses of its counsel and other persons not regularly in its employ). The Depositor shall indemnify and hold harmless the Trustee and its successors, assigns, agents and servants against any and all loss, liability or reasonable expense (including attorney’s fees) incurred by it in connection with the administration of this trust and the performance of its duties thereunder. The Trustee shall notify the Depositor promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Depositor shall not relieve the Depositor of its obligations hereunder. The Depositor need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct, negligence or bad faith. The indemnities contained in this Section 13 shall survive the resignation or termination of the Trustee or the termination of this Agreement.

        Failure by the Depositor to pay, reimburse or indemnify the Trustee shall not entitle the Trustee to any payment, reimbursement or indemnification from the Trust, nor shall such failure release the Trustee from the duties it is required to perform under this Series Supplement. Any unpaid, unreimbursed or unindemnified amounts shall not be borne by the Trust and shall not constitute a claim against the Trust, but shall be borne by the Trustee in its individual capacity, and the Trustee shall have no recourse against the Trust with respect thereto.

        Section 14    Modification or Amendment. The Trustee shall not enter into any modification or amendment of the Agreement or this Series Supplement unless such modification or amendment is in accordance with Section 10.1 of the Agreement. Pursuant to Section 5 of this Series Supplement, the Depositor may sell to the Trustee additional Term Assets from time to time without violation or trigger of this Section 14.

        Section 15    Accounting. Notwithstanding Section 3.16 of the Agreement, Independent Public Accountants’ Administration Report, no such accounting reports shall be required. Pursuant to Section 4.2 of the Agreement, Reports to Certificateholders, the Trustee shall cause the statements to be prepared and forwarded as provided therein.

        Section 16    No Investment of Amounts Received on Term Assets. All amounts received on or with respect to the Term Assets shall be held uninvested by the Trustee.

        Section 17    NO EVENT OF DEFAULT. There shall be no Events of Default defined with respect to the Certificates.

        Section 18    Notices. (a) All directions, demands and notices hereunder and under the Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered or mailed by first class mail, postage prepaid or by express delivery service or by certified mail, return receipt requested or delivered in any other manner specified herein, (i) in the case of the Depositor, to Structured Products Corp., 390 Greenwich Street, 6th Floor, New York, New York 10013, Attention: Secretary, or such other address as may hereafter be furnished to the Trustee in writing by the Depositor, and (ii) in the case of the Trustee, to U.S. Bank Trust National Association, 100 Wall Street, Suite 1600, New York, New York 10005, Attention: Corporate Trust, facsimile number (212) 809-5459, or such other address as may hereafter be furnished to the Depositor in writing by the Trustee.

        (b) For purposes of delivering notices to the Rating Agency under Section 10.07, Notice to Rating Agency, of the Agreement or otherwise, such notices shall be mailed or delivered as provided in Section 10.07, Notice to Rating Agency, to: Standard & Poor’s Ratings Services, 55 Water Street, New York, New York 10041; and Moody’s Investors Service, Inc., Structured Derivative Products, 99 Church Street, New York, New York 10007; or such other address as the Rating Agency may designate in writing to the parties hereto.

        (c) In the event a Payment Default or an Acceleration occurs, the Trustee shall promptly give notice to the Depositary or, for any Certificates which are not then held by the Depositary or any other depository, directly to the registered holders of the Certificates thereof. Such notice shall set forth (i) the identity of the issue of Term Assets, (ii) the date and nature of such Payment Default or Acceleration, (iii) the principal amount of the interest or principal in default, (iv) the Certificates affected by the Payment Default or Acceleration, and (v) any other information which the Trustee may deem appropriate.

        (d) Notwithstanding any provisions of the Agreement to the contrary, the Trustee shall deliver all notices or reports required to be delivered to or by the Trustee or the Depositor to the Certificateholders without charge to such Certificateholders.

        Section 19    Access to Certain Documentation. Access to documentation regarding the Term Assets will be afforded without charge to any Certificateholder so requesting pursuant to Section 3.17 of the Agreement, Access to Certain Documentation. Additionally, the Trustee shall provide at the request of any Certificateholder without charge to such Certificateholder the name and address of each Certificateholder of Certificates hereunder as recorded in the Certificate Register for purposes of contacting the other Certificateholders with respect to their rights hereunder or for the purposes of effecting purchases or sales of the Certificates, subject to the transfer restrictions set forth herein.

        Section 20    Advances. There is no Administrative Agent specified herein; hence no person (including the Trustee) shall be permitted or obligated to make Advances as described in Section 4.03 of the Agreement, Advances.

        Section 21    Ratification of Agreement. With respect to the Series issued hereby, the Agreement (including the grant of a security interest in Section 10.8 of the Agreement with respect to the Term Assets conveyed hereunder), as supplemented by this Series Supplement, is in all respects ratified and confirmed and the Agreement as so supplemented by this Series Supplement shall be read, taken and construed as one and the same instrument. To the extent there is any inconsistency between the terms of the Agreement and this Series Supplement, the terms of this Series Supplement shall govern.

        Section 22    Counterparts. This Series Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

        Section 23    Governing Law. This Series Supplement and each Certificate issued hereunder shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely therein without reference to such State’s principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         Section 24   RESERVED.

        Section 25    Certificate of Compliance. The Depositor shall deliver to the Trustee on or prior to June 30 of each year prior to a Trust Termination Event the Officer’s Certificate as to compliance as required by Section 6.1(b) of the Base Trust Agreement.

               IN WITNESS WHEREOF, the parties hereto have caused this Series Trust Agreement to be executed by their respective duly authorized officers as of the date first above written.

                                    STRUCTURED PRODUCTS CORP.

                                    By:  /s/ Matthew R. Mayers
                                         -------------------------------------
                                                 Authorized Signatory

                                    U.S. BANK TRUST NATIONAL ASSOCIATION,
                                    as Trustee

                                    By:  /s/ Marlene J. Fahey
                                         -------------------------------------
                                                  Responsible Officer

EXHIBIT A

IDENTIFICATION OF THE TERM ASSETS AS OF CLOSING DATE

Issuer:     ......                        Aon Capital A

Term Assets:......                        8.205%   Capital    Securities   due
January 1, 2027

Maturity Date:....                        January 1, 2027

Original Principal Amount Issued:         $799,400,000

CUSIP No.:  ......                        037388 AE 5

Stated Interest Rate:                     8.205% per annum

Interest Payment Dates:                   January 1 and July 1

Tax Event Redemption                  The Term Assets are  redeemable,  in whole
and Investment                        but not in  part,  at any time by the Term
Company Event                         Assets  Issuer  if  certain   adverse  tax
Redemption:                           events  occur  with  respect  to the  Term
                                      Assets  Issuer  or Aon  Corporation,  or a
                                      determination   is  made   that  the  Term
                                      Assets   Issuer  is  or  will   become  an
                                      investment  company  under the  Investment
                                      Company Act of 1940, as amended.

Principal Amount of Underlying
Capital Securities Deposited
Under Trust Agreement:                $30,000,000

        The Term Assets will be held by the Trustee as book-entry credits to an account of the Trustee or its agent at The Depository Trust Company, New York, New York (“DTC”).

EXHIBIT B

TERMS OF THE CERTIFICATES AS OF CLOSING DATE

Maximum Number of CorTS(R)
  Certificates                     Up to 1,200,000
Aggregate Principal Amount
  of CorTS(R)Certificates:          $30,000,000
Authorized Denomination:           $25 and integral multiples thereof
Rating Agencies:                   Standard  &  Poor's  Ratings  Services,   and
                                   Moody's Investors Service, Inc.
Closing Date:                      December 15, 2000
Distribution Dates:                January 1 and July 1, the Maturity  Date, any
                                   Term Assets  Redemption  Distribution Date or
                                   any Term Assets Default Distribution Date.
Interest Rate:                     8.205%
Maturity Date:                     January 1, 2027
Record Date:                       With respect to any  Distribution  Date,  the
                                   day immediately  preceding such  Distribution
                                   Date.
Trustee's Fees:                    The  Trustee's  fees  shall be payable by the
                                   Depositor   pursuant   to  a   separate   fee
                                   agreement   between   the   Trustee  and  the
                                   Depositor.
Initial Certificate Registrar:     U.S. Bank Trust National Association
Corporate Trust Office:            U.S. Bank Trust National Association
                                   100 Wall Street, Suite 1600
                                   New York, New York  10005
                                   Attention:  Corporate Trust Department,
                                   Regarding Credit-Enhanced CorTS(R)Trust For
                                   Aon Capital A

EXHIBIT C

FORM OF CERTIFICATES

THIS CERTIFICATE REPRESENTS AN UNDIVIDED INTEREST IN THE TRUST AND DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY THE DEPOSITOR OR THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE TRUST ASSETS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR ANY OTHER PERSON.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CERTIFICATE NUMBER R-1                                  1,200,000 Certificates
CUSIP:  22532R 10 1                   $30,000,000 Certificate Principal Amount

CREDIT-ENHANCED CORTS® CERTIFICATES

evidencing an undivided interest in the Trust, as defined below, the assets of which include Aon Capital A 8.205% Capital Securities due January 1, 2027.

This Certificate does not represent an interest in or obligation of the Depositor or any of its affiliates.

THIS CERTIFIES THAT Cede & Co. is the registered owner of a nonassessable, fully-paid, fractional undivided interest in Credit-Enhanced CorTS(R)Trust For Aon Capital A (the "Trust") formed by Structured Products Corp., as depositor (the "Depositor").

        The Trust was created pursuant to a Base Trust Agreement, dated as of December 15, 2000 (as amended and supplemented, the “Agreement”), between the Depositor and U.S. Bank Trust National Association, a national banking association, not in its individual capacity but solely as Trustee (the “Trustee”), as supplemented by the CorTS® Supplement 2000-1, dated as of December 15, 2000 (the “Series Supplement” and, together with the Agreement, the “Trust Agreement”), between the Depositor and the Trustee. This Certificate does not purport to summarize the Trust Agreement and reference is hereby made to the Trust Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Trustee with respect hereto. A copy of the Trust Agreement may be obtained from the Trustee by written request sent to the Corporate Trust Office. Capitalized terms used but not defined herein have the meanings assigned to them in the Trust Agreement.

        This Certificate is one of the duly authorized Certificates designated as “Credit-Enhanced CorTS® Certificates” (herein called the “Certificate” or “Certificates”). This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. The assets of the Trust include the Term Assets and all proceeds of the Term Assets. Additional Term Assets may be sold to the Trustee and additional Certificates may be authenticated and delivered from time to time as provided in the Trust Agreement, which additional Certificates shall rank pari passu with all other Certificates issued in accordance with the Series Supplement.

        Under the Trust Agreement, there shall be distributed on the dates specified in the Trust Agreement (a “Distribution Date”), to the person in whose name this Certificate is registered at the close of business on the related Record Date, such Certificateholder’s fractional undivided interest in the amount of distributions of the Term Assets to be distributed to Certificateholders on such Distribution Date. Unless an Extension Period is in effect, the Term Assets will pay interest on January 1 and July 1 of each year with the next interest payment date occurring on January 1, 2001. The principal of the Term Assets is scheduled to be paid on January 1, 2027.

        The distributions in respect of this Certificate are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts as set forth in the Series Trust Agreement.

        It is the intent of the Depositor and the Certificateholders that the Trust will be classified as a grantor trust under subpart E, Part I of subchapter J of the Internal Revenue Code of 1986, as amended. Except as otherwise required by appropriate taxing authorities, the Depositor and the Trustee, by executing the Trust Agreement, and each Certificateholder, by acceptance of a Certificate, agrees to treat, and to take no action inconsistent with the treatment of, the Certificates for such tax purposes as interests in a grantor trust and the provisions of the Trust Agreement shall be interpreted to further this intention of the parties.

        Each Certificateholder, by its acceptance of a Certificate, covenants and agrees that such Certificateholder shall not, prior to the date which is one year and one day after the termination of the Trust Agreement, acquiesce, petition or otherwise invoke or cause the Depositor to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against the Depositor under any federal or state bankruptcy, insolvency, reorganization or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Depositor or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Depositor.

        The Trust Agreement permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

        Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Trustee by manual signature, this Certificate shall not entitle the Holder hereof to any benefit under the Trust Agreement or be valid for any purpose.

        A copy of the Trust Agreement is available upon request and all of its terms and conditions are hereby incorporated by reference and made a part hereof.

        THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

        IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed by its manual or facsimile signature.

                                    U.S. BANK TRUST NATIONAL ASSOCIATION,  not
                                    in its  individual  capacity but solely as
                                    Trustee and Authenticating Agent

                                    By:
                                         -------------------------------------
                                                 Authorized Signatory